                                                                Exhibit 10(l)

*= THE MATERIAL HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND SUCH MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

                         [GATEWAY 2000, INC. LETTERHEAD]


May 14, 1998

Michael Chass
Boston Acoustics
300 Jubilee Dr.
Peabody, MA  01960



This Letter of Agreement ("LOA") will confirm the understanding and intent of Boston Acoustics and Gateway 2000, Inc., and it's subsidiaries and affiliates ("Gateway"), to enter into an Agreement for the provision of services and products by Boston Acoustics to Gateway worldwide. The agreement will be established under terms and conditions set forth in the signed definitive written agreement dated March 17, 1997. This LOA supersedes the previous LOA in regards to the BA 635 product dated December 22nd, 1997.

If Boston Acoustics makes a change to BA 635, Gateway reserves the right to upgrade to that change with no liability to Gateway as long as there is a program in effect with Boston Acoustic to cover like volumes and both parties agree to new pricing based on the change.

Gateway hereby agrees to commit to purchase, worldwide, from Boston Acoustics the stated products at the stated quantity over a 12 month delivery schedule:

Description                       Quantity                       Price
-----------                       --------                       -----

BA 635                             for first *                    $  *
BA 635                             for next  *                    $  *
BA 635                             for next  *                    $  *
BA 635                             for next  *                    $  *


This commitment is conditional upon the following:

1.  Gateway's specification being met
2.  The agreed upon delivery dates being met
3.  Gateway is responsible for * and *
4.  Gateway will pay * in * cost.

Boston Acoustics and Gateway acknowledge, that while this LOA sets forth their intentions, this LOA does not contain all matters upon which agreement must be reached in order to proceed. All other items and conditions as specified in the Purchase Order to be issued by Gateway will remain intact.

All information exchanged to date and hereafter between the parties is proprietary to the party submitting the information and shall be held in the strictest confidence between the parties.

Please indicate your acceptance of and agreement to this letter of Agreement by Signing below.

ACCEPTED AND AGREED:                   ACCEPTED AND AGREED

Boston Acoustics                       Gateway 2000

By: /s/ Andy Kotsatos                  By: /s/ Dave Russell
   -------------------------------        -------------------------------
Name: Andy Kotsatos                    Name: Dave Russell
     -----------------------------          -----------------------------
Title: CEO                             Title: Director
      ----------------------------           ----------------------------
Date: 5/14/98                          Date: 5/14/98
     -----------------------------          -----------------------------